UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information contained in Item 8.01 of this Form is hereby incorporated by reference into this Item 5.02.

At a meeting of the Board of Directors (the “Board”) of Kiromic BioPharma, Inc. (the “Company”), held on January 27, 2022, the Board approved the appointment of Mr. Francis (Frank) X. Tirelli as a director of the Company effective on January 28, 2022, the appointment of Dr. Karen Reeves as a director of the Company effective on February 14, 2022 and the appointment of Pietro Bersani as Interim Chief Executive Officer effective immediately.

Mr. Tirelli has served as Chairman of Professional Services at alliantgroup, LP since September 2018. Since September 2018, Mr. Tirelli has also served on the Strategic Advisory Board of alliantgroup LP. alliantgroup, LP is an international consulting firm that provides professional services to businesses and their professional advisor firms on methodologies to enhance their investments in innovation, research, development, technology, cyber security, and job creation. Mr. Tirelli has also served on the Strategic Advisory Board of Alliant Cybersecurity. Since January 2017, Mr. Tirelli has also served as Chief Executive Officer of Finaxstrure Associates LLC, a company that provides board of director advisory services and expert witness services. Mr. Tirelli has 30 years of experience with Deloitte, one of the world’s premier accounting firms, including service as Chairman and CEO of Deloitte Italy and Vice Chairman of Deloitte U.S. From 2000 to 2003, Mr. Tirelli served as the President and Chief Executive Officer of Herbalife International Inc., a publicly traded nutrition company that conducted business in 52 countries and generated $2 billion in sales. Mr. Tirelli is a licensed CPA in Connecticut and California. He received a BS in Accounting from Boston College and an MBA from Babson College.

Dr. Reeves has served as President and Chief Medical Officer of AZTherapies, Inc. since September 2017. AZTherapies, Inc. is an advanced clinical-stage biopharmaceutical company. Dr. Reeves began her biopharma career at Pfizer and served in roles of increasing responsibility. She has more than 25 years of experience in clinical R&D, business development, regulatory, operational development, and management gained at small, medium, and large life science companies. She has also served as Global Head of Medical Science at Astellas Pharma Global Development, Inc. Dr. Reeves has worked across a variety of therapeutic areas including neuroscience, oncology, immunology, infectious diseases, cardiovascular, and urology, as well as early and late stages of drug development, and is experienced in successful regulatory filings with the FDA and global regulators. She has held faculty positions at Harvard University and Tufts Medical School. Dr. Reeves received her BA from Yale University and her MD degree from University of Vermont Medical School.

Mr. Bersani has served as a member of our Board since June 2020. Since April 2020, Mr. Bersani is a Partner with B2B CFO Partners, LLC, which provides strategic management advisory services to owners of privately held companies. From November 2019 to March 2020, he served as the President, and Chief Executive Officer of K.P. Diamond Eagle, Inc., a consulting firm specialized in development of innovative commercial and private aviation business models. He served as a Senior Director within Alvarez & Marsal’s Private Equity Performance Improvement Practice, LLP between August 2018 and October 2019. From October 206 to July 2018, he served as President and Chief Executive Officer of K.P. Diamond Eagle, Inc. Prior to those professional experiences, Mr. Bersani served as the Chief Financial Officer of Fuel Systems Solutions, Inc. between April 2011 and October 2016.  Mr. Bersani is a Certified Public Accountant and is also a Certified Public Auditor and a Chartered Certified Accountant in Italy where he developed a significant knowledge of US GAAP and IFRS. Mr. Bersani earned a BA and MA in Business Economics from L. Bocconi University, Italy.

Mr. Bersani was designated as a director by certain holders of our Series B Preferred Stock. Except for the foregoing, there is no arrangement or understanding between any director or executive officer and any other person pursuant to which he or she was or is to be selected as a director.

None of Mr. Tirelli, Dr. Reeves, or Mr. Bersani has any family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Tirelli, Dr. Reeves, or Mr. Bersani had, or will have, a direct or indirect material interest.

On February 2, 2022, we entered into an Executive Employment Agreement (the “Bersani Employment Agreement”) with Mr. Bersani, our Interim Chief Executive Officer. The term of the Bersani Employment Agreement commenced effective January 27, 2022 (the “Effective Date”) and will continue for a period of one year (the “Initial Term”) unless mutually extended by the Company and Mr. Bersani or until termination by either the Company or Mr. Bersani in accordance with the terms of the Bersani Employment Agreement. Pursuant to the Bersani Employment Agreement, Mr. Bersani’s current base compensation is $550,000 per year. Pursuant to the Bersani Employment Agreement, Mr. Bersani received a sign-on bonus of $50,000 and is eligible to receive a performance-based cash bonus for fiscal 2022 of up to 50% of his base salary to be determined by the Board in its good faith discretion based on the achievement of metrics or goals approved by the Board’s Compensation Committee. In the event that Mr. Bersani is employed for a minimum of five months during fiscal 2022, the minimum amount of Mr. Bersani’s performance-based bonus shall be $150,000. Pursuant to the Bersani Employment Agreement, Mr. Bersani is also entitled to receive a grant of restricted stock units for the right to receive the number of shares of the Company’s common stock with an aggregate value of $600,000 based on the fair market value of the Company’s common stock as of the Effective Date. During the Initial Term, one twelfth of the restricted stock units shall vest on each month anniversary of the Effective Date, provided that Mr. Bersani is employed on such vesting date. In addition, pursuant to the Bersani Employment Agreement, the Compensation Committee and Mr. Bersani will agree to an award of stock options to purchase the Company’s common stock, with an exercise price of fair market value at the time of the grant, based on the achievement of certain Company performance milestones. Mr. Bersani is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company in addition to other benefits provided to executives of the Company.

Concurrently with the execution of the Bersani Employment Agreement, the Company and Mr. Bersani entered into the Company’s standard Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement and the Company’s standard Indemnification Agreement.

Copies of the Bersani Employment Agreement, the Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, and the Indemnification Agreement are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The foregoing descriptions of the terms of the Bersani Employment Agreement, the Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, and the Indemnification Agreement are  qualified in their entirety by reference to such exhibits.

Item 8.01. Other Events.

On or about August 17 and 23, 2021, Tony Tontat, who at the time was the Chief Financial Officer and a member of the Board, submitted  substantially identical reports (the “Complaints”) through the Company’s complaint hotline.  These Complaints, alleged, among other topics, risks associated with the Company’s public disclosures in its securities filings and in statements made to the public, investors, and potential investors regarding (i) the anticipated timing of the U.S. Food and Drug Administration’s (“FDA”) authorization of its investigational new drug (“IND”) applications and (ii) the anticipated timing of human clinical trials.  These Complaints were subsequently submitted to the Audit Committee of the Board.

After receiving the Complaints, the Audit Committee recommended that the Board form, and the Board did in turn form, a Special Committee comprised of three independent directors (Messrs. Americo Cicchetti, Michael Nagel, and Jerry Schneider (until his resignation from the Board on December 3, 2021 due to personal reasons)) (the “Special Committee”) to review the Complaints and other related issues (the “Internal Review”). The Special Committee retained Sidley Austin LLP as independent counsel to assist it in conducting the Internal Review, and Sidley Austin in turn engaged AlixPartners LLP to assist with the Internal Review.

On February 2, 2022, following the conclusion of the Internal Review, the Special Committee reported the results of its Internal Review to the Board.  The Board approved certain actions to address the fact that the Company had received communications from the FDA on June 16 and June 17, 2021 that the FDA was placing the Company’s IND applications that the Company submitted to the FDA on May 14 and May 17, 2021 for the ALEXIS-PRO-1 and ALEXIS-ISO-1 product candidates, respectively, on clinical hold (the “June 16 and 17, 2021 FDA Communications”).  On July 13, 2021, the Company received the FDA’s formal clinical hold letters, which asked the Company to address key components regarding the chemical, manufacturing, and control components of the IND applications.  On July 16, 2021 the Company issued a press release disclosing that it had received comments from the FDA on its two INDs, but did not use the term “clinical hold.”  On August 13, 2021, the Company issued a press release announcing that these INDs were placed on clinical hold. The Company did not disclose the June 16 and 17, 2021 FDA Communications in (i) its Registration Statement on Form S-1 (Registration No. 333-257427) that was filed on June 25, 2021 and declared effective on June 29, 2021, nor the final prospectus contained therein dated June 29, 2021 (collectively, the “Registration Statement”); or (ii) its Form 10-Q for its fiscal quarter ended June 30, 2021 that was filed with the Securities and Exchange Commission on August 13, 2021.  The Company consummated a public offering of $40 million of its common stock pursuant to the Registration Statement on July 2, 2021.

In the course of the Internal Review, the Special Committee also identified that Mr. Tontat submitted incorrect information regarding his educational background to the Company.  Specifically, although Mr. Tontat represented to the Company that he held a BA in Economics from Harvard University, it was determined that he had actually received an ALB, a degree conferred by the Harvard Extension School.  The Company has implemented changes to its vetting process for prospective director and officer candidates including the implementation of thorough background checks to verify background information provided by such candidates.

1.  The Board approved the inclusion of the following Risk Factors for inclusion in its pending Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2021:

We may be subject to securities laws claims regarding past disclosures.

We may be subject to claims for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares, plus interest and less any income earned on the shares, in exchange for surrender of the shares), damages (under which a successful claimant would have the right to receive the total amount paid for his or her shares, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or other securities law claims resulting from our failure to timely disclose that the Company had received communications from the FDA on June 16 and June 17, 2021 that the FDA was placing the Company’s IND applications that the Company submitted to the FDA on May 14 and May 17, 2021 for the ALEXIS-PRO-1 and ALEXIS-ISO-1 product candidates, respectively, on clinical hold (the “June 16 and 17, 2021 FDA Communications”).

On July 2, 2021, we consummated a public offering of $40 million of our common stock. Neither the Registration Statement on Form S-1 with respect to this offering that was filed on June 25, 2021 nor the final prospectus dated June 29, 2021 with respect to this offering contained any disclosure with respect to the June 16 and 17, 2021 FDA Communications.  Our Form S-1 and final prospectus for the offering stated the following with respect to our ALEXIS-PRO-1 and ALEXIS-ISO-1 product candidates: “These products are in the pre-IND stage of the FDA clinical trial process. We are currently going through the IND enabling trials process for these product candidates and we expect that first in human dosing in Phase I of clinical trials will commence in the third quarter of 2021.”  Anyone who purchased shares of our common stock in the offering and anyone who purchased or sold shares of our common stock in the public market after June 16, 2021 could claim that they were misled by our failure to disclose the clinical hold on studies under the INDs for these product candidates and that they suffered damages.  We are unable to predict the likelihood that claims might be made with regard to the foregoing or estimate any amounts for which we might be liable if any such claim was made.

Several class action plaintiff law firms have issued press releases announcing that the firms are investigating securities law claims on behalf of stockholders of the Company.  These press releases were in response to an approximately 15% decline in the Company’s stock price on July 16, 2021, the date we had first announced we had received comments from the FDA on our two INDs.  If claims are ultimately made pursuant to these investigations or otherwise, we intend to defend ourselves vigorously, but are unable to predict the outcome of any such litigation.  Even if we are successful, securities litigation is costly to defend and would likely divert management’s attention away from the business.

We had ineffective disclosure controls and procedures during the third quarter of 2021 and earlier periods, which resulted in our failure to disclose certain information, which could result in our potential exposure to litigation and could adversely affect or ability to raise capital in the future.

We have determined that our disclosure controls and procedures were not effective as of September 30, 2021.  Our disclosure controls and procedures were ineffective due to the existence of material weaknesses in our internal control over financial reporting described in Item 4.  We had previously determined that our disclosure controls and procedures were not effective as of June 30, 2021 due to the existence of material weaknesses in our internal control over financial reporting.  We made the same determination in earlier periods as well.  The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

In addition, there were deficiencies in our disclosure controls and procedures over the identification of information for disclosure during our second and third quarters of 2021. Specifically, there was a deficiency in the disclosure controls and procedures in place to ensure that information related to the  June 16 and 17, 2021 FDA Communications was appropriately elevated and evaluated to allow timely decisions regarding required disclosure.

A Special Committee of our Board has made several recommendations to improve the effectiveness of the Company’s disclosure controls and procedures, which recommendations were accepted and adopted by our Board.  The recommendations that have been adopted include among other things: (i) the appointment of an interim CEO who has received training in appropriate disclosure controls and procedures and who will be responsible for supervising our disclosure controls and procedures, (ii) the establishment of a Disclosure Committee of our management, and (iii) the appointment of two additional independent directors to our Board. However, the fact that we experienced ineffective disclosure controls could result in our potential exposure to litigation and could adversely affect our ability to raise funds in the future.

2. On January 10, 2022, the Board approved the formation of a Disclosure Committee comprised of certain members of the Company’s management including (i) its Chief Executive Officer; (ii)  the executive in charge of overseeing submissions of any nature to the FDA; (iii) its Chief Financial Officer; (iv) its General Counsel, if any; (v) its Controller; (vi) any other finance executive overseeing financial disclosures; (vii) the executive in charge of investor relations, if any; and (viii) such other employees as the Chief Financial Officer, who serves as chairman of the Disclosure Committee, may invite from time to time.  The Disclosure Committee shall be responsible for preparing and reviewing all corporate disclosures made by the Company to its security holders, the Securities and Exchange Commission and/or the broader investment community to ensure that such disclosures (i) shall be accurate and complete; (ii) shall fairly present, in all material respects, the Company’s financial condition, results of operations and cash flows; and (iii) shall be made on a timely basis in accordance with all applicable requirements of (A) the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, (B) the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (C) the Nasdaq Stock Market or such other stock exchange on which the Company’s securities may be traded and (D) any other applicable laws or legal requirements.  The Board adopted and approved the Disclosure Committee Charter. The Disclosure Committee Charter is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Disclosure Committee Charter is qualified in its entirety by reference to such exhibit.

3. The Board terminated Maurizio Chiriva-Internati as Chief Executive Officer for cause on January 27, 2022, after the Special Committee’s Internal Review found evidence of conduct that the Board believed was inconsistent with the Company’s policies. Under the terms of the Executive Employment Agreement between Dr. Chiriva and the Company effective as of July 1, 2020, as amended October 21, 2021, as the result of the termination of his employment, Dr. Chiriva also is deemed to have resigned as a Director on the Board effective as of January 27, 2022.

4. The Board named Pietro Bersani as Interim Chief Executive Officer, effective as of January 27, 2022.  A search for a permanent Chief Executive Officer will be commenced with the assistance of an executive recruiter.  Mr. Bersani has resigned from all Committees of the Board.

5. The Board named independent Director Michael Nagel as Chairperson of the Board, effective as of January 27, 2022.

6. The Board approved the appointment of Frank Tirelli as a member of the Board to fill a vacancy, effective as of January 28, 2022. The Board has determined that Mr. Tirelli is “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2).  Mr. Tirelli has been named Chairperson of the Audit Committee and is expected to be named to the Nominating and Corporate Governance Committee.  Mr. Tirelli was nominated by the Company’s Nominating and Corporate Governance Committee of the Board after a thorough review of all his background, relevant experience, and professional and personal reputations.

7. The Board approved the appointment of Karen Reeves as a member of the Board to fill a vacancy, effective as of February 14, 2022. The Board has determined that Dr. Reeves is “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2).  Dr. Reeves is expected to be named to the Nominating and Corporate Governance Committee and the Compensation Committee upon joining the Board.  Dr. Reeves was nominated by the Company’s Nominating and Corporate Governance Committee of the Board after a thorough review of all her background, relevant experience, and professional and personal reputations.

The Board is assessing other personnel changes as a result of the Internal Review.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Executive Employment Agreement effective as of January 27, 2022 by and between Kiromic BioPharma, Inc. and Pietro Bersani
10.2	Confidential Information, Inventions, Non-Solicitation, and Non-Competition Agreement effective as of January 27, 2022 between Kiromic BioPharma, Inc. and Pietro Bersani
10.3	Indemnification Agreement effective as of January 27, 2022 by and between Kiromic BioPharma, Inc. and Pietro Bersani
99.1	Disclosure Committee Charter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.
Date: February 2, 2022	By:	/s/ Daniel Clark
Daniel Clark Interim Chief Financial Officer

7